UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

Clearway Energy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CWEN.A	New York Stock Exchange
Class C Common Stock, par value $0.01	CWEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Seventh Amendment to Clearway Energy LLC and Clearway Energy Operating LLC Revolving Credit Facility

On August 15, 2022, each of Clearway Energy Operating LLC (“Clearway Operating LLC”), as borrower, and Clearway Energy LLC (“Clearway LLC”), as guarantor, entered into the Seventh Amendment to Amended and Restated Credit Agreement (the “Seventh Amendment”), with certain subsidiaries of Clearway Operating LLC party thereto, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto, which amended that certain Amended and Restated Credit Agreement, dated as of April 25, 2014 (as amended, the “Existing Credit Agreement”), among Clearway Operating LLC, Clearway LLC, certain subsidiaries of Clearway Operating LLC party thereto, the lenders party thereto and the Administrative Agent, providing for revolving commitments in an aggregate principal amount of $495 million. Each of Clearway Operating LLC and Clearway LLC is a subsidiary of Clearway Energy, Inc (“CWEN”).

The Seventh Amendment amends the Existing Credit Agreement to, among other things, amend the definition of Change of Control in the Existing Credit Agreement to include TotalEnergies SE and its affiliates (“TotalEnergies”) within the ownership structure of Clearway LLC, as contemplated by the previously announced agreement between TotalEnergies and Global Infrastructure Partners (“GIP”), pursuant to which, among other things, TotalEnergies has agreed to acquire 50% of GIP’s interest in Clearway Energy Group LLC, a privately held renewable development company that serves as the sponsor of CWEN with its 42% economic interest in CWEN. The Seventh Amendment’s effectiveness is conditioned on, among other things, Clearway LLC providing written notice to the Administrative Agent that the transaction between GIP and TotalEnergies has been consummated. The closing of such transaction is subject to customary conditions, including regulatory approvals, and is expected to close in the second half of 2022.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document

10.1	Seventh Amendment to Amended and Restated Credit Agreement, entered into as of August 15, 2022, by and among Clearway Energy Operating LLC, Clearway Energy LLC, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date:  August 19, 2022